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                                                                    EXHIBIT 10.9


              STATE OF NORTH CAROLINA
              COUNTY OF BUNCOMBE                              LEASE AGREEMENT


         This LEASE AGREEMENT (the "Lease") is made and entered into in duplicate originals as of this 12 day of April, 2000, by and between SHE-CAN, CO., VICTOR C. SHEALY, JR. AND PATRICIA K. SHEALY, general partners, a North Carolina General Partnership (the "Landlord"), and HIGH STREET BANKING COMPANY, A NORTH Carolina Banking Corporation formed pursuant to the laws of the State of North Carolina (the "Tenant");


                                   WITNESSETH:


         The Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained; to be paid, kept and performed by the Tenant, has leased, let and demised, and by these presents does lease, let, and demise unto the said Tenant, and the Tenant hereby agrees to lease, let, and demise and take upon the terms and conditions which hereinafter appear, the property located at 918 Merrimon Avenue, US Highway 25, Asheville, Buncombe County, North Carolina, described on a survey dated 20 March 2000 entitled "Revised Survey for SHE-CAN COMPANY" by Webb A. Morgan & Associates, P.A., and described more particularly in Exhibit A attached hereto and by reference thereto made a part hereof; together with the improvements, equipment, fixtures, installations, and appurtenances to be placed, installed, and constructed upon said property in accordance with the plans, drawings, and specifications (hereinafter "Plans") attached hereto as Exhibit B and by reference thereto made a part hereof; all of said real and personal property being sometimes hereinafter referred to as the "Leased Premises."


         TO HAVE AND TO HOLD all and singular the Leased Premises unto the Tenant for the terra hereinafter specified upon the conditions, terms and covenants set forth in this Lease.


         This Lease is made subject to the following further conditions, terms, covenants, and agreements which are mutually agreed upon by and between the parties hereto, to wit:



1.       Conditions Precedent and Landlord's Representation.


         A. Condition Precedent.


                  (i) An environmental audit of the improvements now existing on premises to be leased shall be made by Landlord at its expense which shall be added as Unfit Expense under the


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terms of the Lease to be paid as a part of Rent by Tenant, and the results of the audit must be satisfactory to Tenant. If the results of the environmental audit are not satisfactory to Tenant, then Tenant has the right to immediately terminate this Lease, in which event it shall be void, or to accept the Premises "as is."

         (ii) Lessee, prior to beginning of any construction and renovation of the premises to be leased hereunder, shall have the right to inspect, bore, test, analyze and investigate the soil, fill, compaction, and sub-surface conditions of the real property to be leased to determine if said real property can be used without substantial additional site preparation costs for the purposes described. In the event Lessee's inspection, investigation, etc., determines that there exists on or beneath or within said property conditions which require extraordinary site preparation, environmental "cleanup," or other site preparation in addition to that described in the Plans, the Lessee has a right to immediately terminate this Lease in which event it shall be void, or to accept the Premises and Temporary Premises "as is".

         B. Landlord's Representation. Landlord acknowledges to the best of Landlord's knowledge:

                  (i) The Leased Premises is now free from contamination by Hazardous Materials, and said premises and the activities conducted thereon to the best of Landlord's knowledge do not pose any significant hazard to human health or the environment or violate any Environmental Laws. There is no evidence of any existing release of Hazardous Materials at said premises.

                  (ii) There has been no generation, treatment or storage of any Hazardous Materials at the Leased Premises, nor any activity at said premises which could have produced Hazardous Materials.

                  (iii) There are no surface impoundments, lagoons, waste piles, landfills, injection wells, underground storage areas, tanks, storage vessels, drums, containers or other man-made facilities which may have accommodated Hazardous Materials at the Leased Premises. Neither Landlord not to Landlord's knowledge has any third person, has stored, placed, buried or released Hazardous Materials at the said premises including the soil, surface water and ground water.

                  (iv) There has been no treatment, storage or release of any Hazardous Materials on land adjacent or near to the Leased Premises which may constitute a risk of contamination of said premises or surface water, or ground water flowing to said premises.


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                  (v) No inspection, audit, inquiry or other investigation has been or is being conducted by any Governmental Authority or other third person with respect to the presence or discharge of Hazardous Materials at the Leased Premises or the quality of the air, or surface or subsurface conditions at the said premises except for the environmental audits, if any, performed on behalf of Tenant or a lender, copies of which will be delivered to Tenant pursuant to this Agreement. Landlord has not received any other notice that any such inspection, audit, inquiry or investigation is pending or proposed. Neither Landlord nor to Landlord's knowledge, any previous owner of the said premises has received any warning, notice, notice of violation, administrative complaint, judicial complaint or other formal or informal notice or REQUEST FOR INFORMATION ALLEGING that Hazardous Materials have been stored or released at said premises or that conditions at the said premises are in violation of any Environmental Laws or requesting information regarding the use, storage, release or potential Release of Hazardous Materials at the Property.

                  (vi) For purposes herein, "Environmental Laws" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials as defined in the Comprehensive Environmental Response and Liability Act. "Hazardous Materials" shall mean each and every element, compound, pollutant, chemical mixture, contaminant, mixture, waste or other substance which is defined, determine or identified as hazardous or toxic under any Environmental Law.

2. Commencement and Term. Landlord and Tenant acknowledge that this Lease for the Leased Premises described in Exhibit A be for an initial term, referred to as the "Initial Lease Term" of fifteen (15) years. The Initial Lease Term shall begin (herein the "Commencement Date") on the first day of the calendar month after notice to Landlord and Tenant by Tenant's Architect of substantial completion of the building and site improvements pursuant to the Plans. Provided, however, pursuant to mutual agreement of the Parties, Tenant may occupy the Leased Premises (building and site) prior to or after notice of substantial completion and, if said occupancy is otherwise allowed by law, the said date of such occupancy shall become the Commencement Date.

         Following the Initial Lease Term, and provided Tenant is not then in default, Tenant, at its option, may renew and extend the Lease for three (3) additional terms of ten (10) years each, (herein the "Extended Term or Terms") provided however, written notice of such renewal and extension shall be given Landlord no less than six months before the end of the Initial Lease Term and each Extended Term.


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3.       Rental.

         A. Rent for the first five lease years of the Initial Lease Term shall be determined as follows: Prior to any alteration, renovation and improvement to the Leased Premises according to the Plans, the existing building and site has been appraised by a qualified MAI appraiser at the then fair market value of $300,000.00 which is agreed to by the parties. Such fair market value of the then existing premises (herein the "Value Basis") shall be added to the sum of direct improvement costs, fees, permits and expenses paid by Landlord which arise out of construction improvements to the building and site according to the Plans (herein, the "Upfit Expense"). The sum thus determined shall then be multiplied by. 10 (10/100ths). The quotient thus determined (herein, the "Base Annual Rent") shall be the annual rent for each of the first five years of the Initial Lease Term. Such Base Annual Rent shall be paid in twelve equal monthly installments (herein "Monthly Rent") during each lease year of said first five years of the Initial Lease Term. By example, the following formula shall express the determination of Base Annual Rent and Monthly Rent:

         Value Basis + Upfit Expense = SUM
         .1 x SUM = Base Annual Rent
         Base Annual Rental / 12 = Monthly Rent

         B. Beginning with the first month of the sixth year of the Initial Lease Term and beginning the first month of each lease year thereafter during the Initial Lease Term, Annual Rent shall increase by two percent (2%) of the prior lease year's Annual Rent. Such Annual Rent shall be paid in twelve equal monthly installments during each remaining lease year of the Initial Lease Tenn.

         C. Rent for each lease year of each Extended Term hereunder shall be the then prevailing fair market rent as agreed to by Landlord and Tenant. If Landlord and Tenant cannot agree to the then fair market rent, then each shall select a qualified MAI appraiser who shall determine the then fair market rent for the First Lease Year of the Extended Term. The cost of each such appraisal shall be paid by the party who retains the appraiser. In the event the MAI appraisals differ, then the mean of the two appraisals shall be the rental for the First Lease Year of the Extended Term. Annual Rent for each lease year of each Extended Term shall be paid in twelve (12) equal monthly installments of the lease year beginning on the first day of the first month of each lease year of each extended term.

         Rent for the second through tenth year of each Extended Term shall be the then prevailing fair market rent as agreed to by Landlord and Tenant at the beginning of each such lease year based


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upon then customary annual adjustments to rent in commercial properties similarly situated to the Leased Premises located in Asheville, N.C. If the parties cannot agree to an annual adjustment thirty (30) days in advance of the beginning of each such lease year, then each shall select an MAI appraiser who shall determine the adjustment in Rent for such Lease Year. The cost of such appraisal shall be paid by the party who retains the appraiser. In the event the MAI determined adjustments differ, the mean of the two adjustments shall be the adjustment to Annual Rent for the next Lease Year.

         D. Tenant covenants and agrees to pay to the Landlord, its successors and assigns, all the Monthly Rent aforesaid in advance, the first month's installment of the Initial Lease Term being due on or before the Commencement Date and subsequent installments on the first day of each and every month during the Initial Lease Term and Extended Lease Terms.

         E. In the event Upfit Expense is not finally determined by Landlord and Tenant on the Commencement Date, then the actual costs incurred by Landlord as of the Commencement Date shall be the basis for calculation of rent. Thereafter upon Upfit Expense being finally determined, Annual Rent shall be adjusted accordingly.

         F. As provided herein, Tenant agrees to pay Landlord rent based on Upfit Expenses expended by Landlord in Tenant's behalf associated with the construction of the building and site improvements according to the Plans. Landlord and Tenant agree to keep each other informed of such Upfit Expenses during the construction of improvements, additions and site improvements at the Leased Premises.

4.       Construction of Improvements Additions Site Improvements

         A. Promptly after the execution and delivery of this Lease or prior thereto if the parties so agree, Landlord and Tenant shall take all steps necessary to obtain the permits required for construction of improvements, additions, site improvements, etc. upon the Premises in accordance with the Plans, said planned improvements being herein referred to as "the Facility." Landlord agrees to cooperate with Tenant in obtaining such permits and to take such reasonably necessary actions requested by Tenant to obtain such permits from the issuing authorities.

         B. Promptly after obtaining the necessary permits, the architect and contractor approved by Tenant and Landlord shall commence, and diligently proceed with, the construction of the facility and installation of such other items as may be required in the Plans, and complete the same in


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accordance with the Plans. The architect shall be required by Tenant to give
Tenant and Landlord at least thirty (30) days prior written notice of the anticipated date of Substantial Completion of the work in accordance with the Plans. "Substantial Completion" shall have the meaning set forth in AIA Document A201, General Conditions of the Contract for Construction, current as of the date of the signing of this Lease, the architect for such purpose to be the architect responsible for preparation of the Plans. Landlord and his representative shall inspect the work at reasonable times during the construction period.

         Within ten (10) business days after Landlord and Tenant are notified of Substantial Completion, a representative of both parties together with the architect and the contractor shall inspect and survey the Leased Premises for the purpose of determining which items of work in accord with the Plans remain to be completed, which they shall reduce to an itemized agreed "punch list." Landlord and Tenant shall cause the Contractor to complete these items within a reasonable time thereafter.

         C. During construction, Landlord and Tenant shall each give full cooperation to complete a quality project. Landlord or its representative shall be available upon reasonable notice from Tenant to consult, as necessary, if problems arise during construction.

         D. No change in the Plans shall be permitted, except with the agreement of Landlord and Tenant, which neither shall unreasonably withhold. Any request for change shall be in writing, approved by the Architect, signed by Tenant or its representative and must be agreed to (in writing) by Landlord before being implemented.

         E. The parties agree that for purposes of the Agreement between Owner and Architect and other contractual documents (construction agreement(s)) which are part of the Plans, both Tenant and Landlord shall be included as "Owner", therein, and both shall have the duty and responsibility to carry out the activities of owner under said contractual documents and Plans with the exception of actually paying for construction of the improvements and site improvements which shall be the sole responsibility of Landlord. Notwithstanding the foregoing, Tenant shall be exclusively responsible for paying Architect's fees pursuant to the agreement between Owner and Architect. For purposes of payment to contractors and subcontractors, and for payment to suppliers for materials, etc., under the construction agreements, payment shall be timely made by Landlord after submission of the appropriate AI A form which has been signed by Architect, Tenant and Landlord. Upon payment Landlord shall immediately notify Tenant with a copy of the payment voucher or


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check. Upon the building and site improvements being completed, Tenant shall have the right to inspect, audit or otherwise verify Total Costs incurred by Landlord.

         F. Notwithstanding anything herein to the contrary, Tenant shall have the right to choose and install at its own cost, decorative items to the improved building on the Lease Premises, said decorative items including carpet, wallpaper, window treatment and curtains, etc. Tenant shall make direct payment for such items without the same being included in the cost of Upfit Expense.

5.       Net Rental Provisions - Taxes, Insurance, Repairs and Maintenance.

         A. It is the intention of the Landlord and the Tenant that the Annual Rent hereinabove specified shall be net to the Landlord in each year during the Initial Lease Term and Extended Terms, if any, and that, except as otherwise provided in this Lease Agreement, all costs, expenses, and obligations of every kind relating to the Leased Premises (including specifically real estate taxes and insurance premiums) which may arise or become due during the Initial Lease Term and Extended Terms of this Lease shall be paid by the Tenant. Tenant shall furnish Landlord with satisfactory proof of payment of any of such items within a reasonable time after Landlord's demand.

         B. The Tenant shall pay all taxes and assessments upon the Leased Premises, and upon the buildings and improvements thereon, which are assessed during the Initial Lease Term and Extended Terms, if any. All taxes assessed prior to the Commencement Date of the Initial Lease Term, payable after the date of this Lease Agreement, and all taxes assessed during the Initial Lease Term and any Extended Term but payable after the expiration of the Lease, or any extension thereof, shall be adjusted and prorated, so that the Landlord shall pay its prorated share for the period prior to the Commencement Date of the Initial Lease Term and for the period subsequent to the expiration of the Lease and the Tenant shall pay its prorated share in accordance with the terms of this Lease.

         C. The Tenant, during the Initial Lease Term and Extended Terms, if any, of this Lease, shall pay all premiums for fire and extended coverage insurance on the Leased Premises, and vandalism and malicious destruction insurance, which Tenant shall secure for the benefit of Landlord and Tenant as named insured as their interests appear (or if the Leased Premises is subject to a mortgage or deed of trust, including customary mortgagee clauses in favor of mortgagee or trustee) and shall request the insurer to give Landlord thirty (30) days notice prior to cancellation of such insurance.


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         The amount of such insurance to be paid for by Tenant shall not be less than one hundred percent (100%) of the full insurable value of the Leased Premises and such insurance to be with companies acceptable to Landlord. The Tenant shall provide contents casualty insurance for its said premises located at the Leased Premises, as Tenant deems appropriate. Certificates of insurance shall be made available to Landlord upon request.

         D. The Tenant agrees to keep in force liability insurance policies covering public liability, claims for personal and bodily injury, including death, and property damage, under a policy of general public liability insurance policy with limits of not less than $2,000,000.00 single limit coverage naming the Landlord as an additional insured party and shall request the insurer to give Landlord thirty (30) days notice prior to cancellation of such insurance.

         E. The Tenant shall, as of the Commencement Date and throughout the Initial Lease Term and Extended Term(s), at its sole expense, keep and maintain the Leased Premises (including the structural portions) in good order and repair. The Tenant shall deliver up the said Leased Premises to the Landlord at the end of the last term (including the Initial Term and Extended Terms, if any) of this Lease, or upon sooner termination, in as good order and repair as the same is at the time of the commencement of the Tenant's occupancy (the Commencement Date of the Initial Lease Term), ordinary wear and tear expected.

         F. Notwithstanding anything to the contrary in any other provisions of this Lease, the Landlord and the Tenant covenant and agree that:
(i) Each is hereby released from liability to the other on account of any loss or damage occurring during any term of this Lease to the extent that such loss or damage is coverable by insurance whether or not the same is caused in whole or in part by, the Landlord or the Tenant and whether or not attributable to the negligence of the Landlord or the Tenant; and (ii) there shall be no subrogation of any insurer; provided, however, that the mutual release of liability and provision for no subrogation shall not be operative in any case where the effect thereof is to invalidate any insurance coverage or increase the cost thereof.

6. Fire or Other Casualty Losses - Restoration of Leased Premises. In case of damage to or destruction of the Leased Premises by fire, windstorm, or other casualty to such an extent as to render them untenantable, the Tenant or Landlord may, by written notice to the other given within thirty (30) days after such damage or destruction, (i) elect to terminate the Lease, or (ii) they may jointly elect to have Landlord repair or rebuild the improvements subject to receipt of insurance proceeds necessary for such construction. If the damage is not such as to render the Leased Premises untenantable or if the parties elect to rebuild, the Landlord at its expense shall repair the


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damage with reasonable dispatch; and if the damage has rendered the Leased
Premises untenantable, in whole or in part, there shall be an abatement and apportionment of the annual rental (until the damage has been repaired) to the extend that the Tenant's activities are curtailed in the damaged portion of the building upon the Leased Premises. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustments of insurance, and other causes beyond the Landlord's control.

7. Eminent Domain. If the Leased Premises, or any part thereof, shall be taken in any proceeding by the public authorities by condemnation, threat of condemnation or otherwise, for any public or quasi-public use, the Tenant shall be entitled to an abatement of rent hereinabove reserved to the landlord based upon the extent to which such taking causes curtailment of the Tenant's business and activities upon the Leased Premises. If such taking shall render the Leased Premises unusable by Tenant as determined by Tenant for the purposes of its business then, and in that event, the Tenant may at its option forthwith cancel this Lease as of the date upon which it was required to cease business upon the Leased Premises. All compensation and damages for the taking of the any portion of the Leased Premises shall belong to the Landlord, without prejudice, however, to such rights, if any, as the Tenant may have to claim from the condemning authority any damage suffered by it to its leasehold interest or leasehold improvements as the result of such taking.

8. Assignment or Subletting. The Tenant may not sublet the Leased Premises or any portion thereof or assign this Lease for the whole or any part of any term hereof without Landlord's written consent which will not be unreasonable withheld. In the event of any such subletting or assignment, the Tenant shall, nevertheless, be and remain bound for the payment of all rentals as and when each shall become due and payable hereunder and of the carrying out and performing of all of the covenants and agreements on the part of the Tenant to be done and performed hereunder, unless the Landlord shall specifically agree to the contrary. In the event Tenant requests permission to assign or sublet Landlord may, at its option, terminate the Lease Agreement. Upon assignment or subletting by Tenant any increase in rent over that provided for herein shall belong to Landlord.

9. Use of Premises; Compliance With Regulations. Ordinances. Etc. The Tenant shall, throughout the term of this Lease and any extended term(s) promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements of federal, state, county, and municipal governments and appropriate departments, commissions, boards, and officers thereof, necessitated by the Tenant's occupancy and use of the Leased Premises.


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10.      Utilities Charges and Permits. The Tenant agrees to pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone, or other communication service or other utility or service used, rendered, or supplied to, upon or in connection with the Leased Premises during the Initial Lease Term and each Extended Term of this Lease Agreement.

11. Alterations. Subject to Landlord's written consent, which shall not be unreasonably withheld, Tenant may, at its own cost, make alterations and expansions of improvements (building and site-improvements) on the Leased Premises. Tenant may also make non-structural improvements to the interior of the building on the Leased Premises.

12. Security Interest and Lien on Tenant's Improvements. Landlord or its assignee shall have a first lien paramount to all others on every right and interest of Tenant in and to the Leased Premises under this Lease, or any building or improvement thereon and which hereafter may be placed on the Leased Premises. The lien is granted of the purposes of securing payment of all sums due under this Lease and of securing performance of all of Tenant's obligations under this lease. The lien shall be in addition to all of the rights granted to Landlord under present or future laws of North Carolina.

13. Subordination of Existing Mortgages or Deeds of Trust. This Lease is subject to and subordinate at all times to any lien of existing and future mortgages or deeds of trust on the Leased Premises, provided that Landlord shall deliver to Tenant a recordable subordination, nondisturbance and attornment agreement signed by the mortgagee providing in substance that as long as Tenant shall discharge its obligations under this Lease, the tenancy shall not be disturbed and shall not be affected by any default under the mortgage or deed of trust, and in the event of foreclosure, the rights of Tenant shall survive and the Lease shall continue in full force and effect, including any renewal term(s) contained herein. Subject to the foregoing, Tenant shall execute any instrument which may be required to effectuate such subordination.

14. Warrant of Title and Quiet Enjoyment. The Landlord covenants and warrants that it is lawfully seized of the Leased Premises and has lawful authority to enter into this Lease for its full term that the Landlord has terminated the certain Encroachment Agreement described in Deed Book 837 at Page 239, Buncombe County Registry; and that the Landlord will put the Tenant in actual possession of the Leased Premises described on Exhibit A on the Commencement Date of the Initial Lease Term. The Landlord further covenants and agrees that the Tenant, on paying the monthly rent and observing and keeping the covenants, agreements, and stipulations of this Lease on its part to be kept, shall lawfully, peaceably, and quietly hold, occupy, and enjoy the Leased Premises during the Initial Lease Term and all Extended Terms thereof without hindrance, ejection, molestation.


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Landlord agrees to provide Tenant with a copy of its title insurance policy for the Leased Premises to allow Tenant, at its cost, to obtain title insurance coverage for its Leasehold interest. Landlord further agrees to execute a memorandum of this Lease Agreement in form satisfactory to Tenant to be recorded in the office of the Register of Deeds for Buncombe County, North Carolina.

15. Tenant's Fixtures and Equipment. Tenant may install at its cost such fixtures and equipment (including but not limited to, safe deposit boxes, shelves, drawers, security equipment in the vault, an automatic teller machine and kiosk, etc.) in the building and grounds upon the Leased Premises as it desires, so long as such do not affect the structural integrity of the buildings, and installation is done in a workmanlike manner in keeping with the original construction, and such fixtures, equipment and installation is in compliance with all laws, rules, regulations, and requirements of all authorities having jurisdiction thereof. Any such fixtures and equipment shall remain the exclusive property of the Tenant, and the Tenant shall have the right on termination of this Lease Agreement and at any other time, provided it is not in default under this lease, to remove any and/or all of such fixtures and equipment; provided, however, that the Tenant shall repair any damage to the Leased Premises occasioned by the removal of its fixtures and equipment and shall restore the Leased Premises to substantially the same condition in which it was at the time Tenant took possession, normal wear and tear expected. Tenant shall keep the premises free and clear of any liens on account of repairs, alterations, or improvements to the premises.

16. Inspection of Premises. The Landlord and its representatives shall be permitted to enter the Leased Premises after notice to Tenant and at reasonable times for purposes of inspecting the Leased Premises, making any necessary repairs to the Leased Premises, performing any work therein that may be necessary under the terms of the Plans and this Lease, or exhibiting the Leased Premises for sale, lease, or mortgage financing.

17. Parties. All covenants, conditions, agreements and undertakings contained in this Lease shall inure to, and be binding upon, the Landlord and the Tenant, and their respective successors, heirs, and assigns.

18. Remedies of Landlord. In the event that during the Initial Lease Term of this Lease and all Extended Terms hereof, any of the following Events of Default shall occur:

         A.       Tenant shall fail to pay any installment of rent by the fifth
(5th) day of the month in which payment is due, no notice being required, and any other sum herein specified to be paid by Tenant by the fifth (5th) day after notice from Landlord;


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         B.       Tenant shall fail to observe any of Tenant's covenants,
agreements, or obligations hereunder, other than rental, and such failure is not cured within thirty days after Landlord shall have given to Tenant written notice specifying such failure or failures, or if such failure is not susceptible of cure within such 30 day period, Tenant fails to diligently pursue such cure; or

         C.       Tenant is adjudicated a bankrupt or insolvent, or

         D. A receiver is appointed for all or substantially all of Tenant's business or assets on the ground of Tenant's insolvency; or

         E. A Trustee is appointed for Tenant after a petition has been filed for Tenant's reorganization under the Bankruptcy Act of the United States, or any future law of the United States having the same general purpose; or

         F. Tenant shall make an assignment for the benefit of its creditors;

                  then, subject to paragraph 22 below, Landlord shall have the right, at its election, at any time thereafter, while any such Event of Default continues, to reenter and take complete and peaceable possession of the Leased Premises and any and all improvements then forming part of the Leased Premises, and to declare the term of this Lease ended, whereupon this Lease and all the right, title and interest of Tenant hereunder shall terminate and be of no further force or effect. In the event of such declaration, Landlord shall have the right to sue for and recover all rents and other sums accrued up to the time of such termination, and subject to mitigation, future rentals may be provided for in any final judgment entered in such suit, as well as all other damages allowed by law on account of any breach on the part of the Tenant. Landlord shall also have the right, without reentering the Leased Premises, of terminating this Lease, to sue for and recover all rents and other sums, including damages, at any time and from time to time accruing hereunder and, subject to mitigation, future rentals, may be provided for in any final judgment entered in such suit.

19. Remedies of Tenant. If Landlord defaults in observing or performing any of Landlord's obligations under this Lease, Tenant may remedy the default after giving thirty (30) days written notice to Landlord, setting forth the default of Landlord, and in connection therewith may pay expenses and employ counsel, except that Tenant may remedy Tenant's default without notice in case of emergency. Landlord shall reimburse Tenant on demand for all sums expended or obligations incurred by Tenant to remedy such default. If Landlord fails to provide such reimbursement, Tenant,


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in addition to any other rights and remedies, may deduct such amount from rental thereafter becoming due to Landlord.

20. Cumulative Rights. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity, or by statute.

21. Notices. Whenever under this Lease a provision requires notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is in writing, sent by registered or certified mail, return receipt requested and addressed; if to Tenant, at its offices at the premises leased herein or any address which Tenant may designate for such purpose, and if to Landlord, at the last address where rent was paid hereunder, or in the event of assignment of this Lease by the Landlord, to the latest known address of the assignee as well as the Landlord.

22. F.D.I.C. Requirement. Notwithstanding anything herein to the contrary, the parties agree that this Lease Agreement is conditioned upon approval of the F.D.I.C., the North Carolina Commissioner of Banks, and all other commissions, agencies, divisions, and governmental authorities of any kind which regulate banking within the State of North Carolina (herein collectively "Regulatory Authority"). If for any reason such Regulatory Authority refuses to provide approval of this Lease Agreement then it shall be void.

         Notwithstanding any other provisions contained in this Lease Agreement, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal processes, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority (Authority), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided that in the event this Lease is terminated by the Receiver or Liquidator the maximum claim of Landlord for rent, damages, or indemnify for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law in no event be greater than in an amount equal to all accrued and unpaid rent to the date of termination.

         Notwithstanding anything herein to the contrary, in the event Tenant ceases to be in the business of banking then this Lease Agreement may, at the option of Tenant, be terminated, provided Landlord has notice of such termination one year in advance of such termination.

23. Signage. Subject to the ordinances and requirements of the City of Asheville, Tenant shall have the right to erect free standing signage on the Leased Premises for the exclusive use of Tenant. Landlord agrees to cooperate with all governing authorities to assist Tenant in obtaining all necessary approvals, if any, for such exclusive signage.

24. Easement. In addition to the Leased Premises described herein, and as part of this Lease Agreement, Landlord gives, grants, bargains and conveys with the Leased Premises, anon-exclusive right of egress, ingress and regress from U.S. Highway 25 (Merrimon Avenue) across the lands of Landlord to the Leased Premises, said easement in accord with Exhibit A attached hereto and to which reference is made as if fully set out herein.

25. Governing, Law. This Lease Agreement shall be governed by the Law of the state of North Carolina.

26. Entire Agreement. This Lease contains the entire agreement of the parties relating to the subject matter and supersedes any previous understandings or agreements, write or oral, between or among the parties. It may be modified only by an agreement in writing, signed by both parties, expressly purporting to modify this Lease.

27. Right of Refusal. The parties agree that in the event Landlord, during the Initial Lease Term and all Extended Terms(s) of this lease and while Tenant is in possession of the Leased Premises, either (i) receives a bona fide offer (from a third party, which offer Landlord is willing to accept) to purchase the premises described on Exhibit A, or (ii) intends to sell the premises described on Exhibit A at the fair market value thereof without having received a bona fide offer to purchase, then Landlord shall immediately notify Tenant in writing of its intent to accept the third party offer or to sell at the fair market value and Tenant shall then have the right for a period of 10 days immediately following receipt of Landlord's written notice, to purchase the described premises on Exhibit A at the bona fide offer price or at a fair market value price which shall be determined by two or more MAI qualified appraisers to the satisfaction of the parties and appropriate regulatory authority. The parties hereto acknowledge the period of duration of this right to purchase is reasonable and shall expire, notwithstanding anything herein to the contrary, within the applicable statutory rule against perpetuities under N.C.G.S. ss.41-15.

28. Reservations of Rights and Restrictions on a Portion of the Leased Premises. The Landlord reserves the right unto itself, successors and assigns to go upon that small portion of the leased premises lying south of the southernmost line of the property conveyed to First Citizens Bank & Trust Company by Shell Oil Company by deed dated March 26, 1974, and recorded in Deed Book 1098 at Page 269 in the Office of the Register of Deeds of Buncombe County, North Carolina, for the purpose of using and maintaining improvements including any vent pipes, oil tanks, curbs, driveway and the concrete pad as shown on a survey of the leased premises prepared by Webb A. Morgan & Associates, P.A., Job File No. 92006-D-256, revised on April 10, 2000. Said portion of the leased premises shall not be obstructed, built upon or disturbed in any manner by the tenant without the written consent of the Landlord which may be withheld for any reason, except Landlord agrees Tenant may construct and maintain such paving, curbing and site improvements, including planting, as are part of the Plans and as identified in Exhibit "C", attached hereto and by reference made a part hereof.

         IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Lease to be duly executed by the property persons, under seal as is their intention, all as of the day and year first above written.

                                    SHE-CAN, CO., a North Carolina
                                      General Partnership       (SEAL)

                                    By: /s/                               (SEAL)
                                       -----------------------------------------
                                          General Partner



                                    By: /s/ Patricia K. Shealy            (SEAL)
                                       -----------------------------------------
                                          General Partner



                                    HIGH STREET BANKING COMPANY



                                    By:                                   (SEAL)
                                       -----------------------------------------

                                          Executive Vice President


Attest: /s/ Sharon R. Brown
       ----------------------------
Asst. Secretary


(CORPORATE SEAL)

State of North Carolina
County of Buncombe

         The undersigned, a Notary Public for said County and State, does hereby certify that Victor C. Shealy, Jr. and Patricia K. Shealy personally appeared before me this day and acknowledged that they are General Partners of SHE-CAN, CO., a North Carolina General Partnership, and that by authority duly given and as the act of the partnership, the foregoing instrument was signed by them as General Partners.

         Witness my hand and official seal, this 18th the day of April, 2000.


                                               /s/ Constance B. Sandford (SEAL)
                                               -------------------------
                                                     Notary Public

Official Seal
My Commission Expires 11/3/2000
                     ----------


                            ************************

State of North Carolina
County of Buncombe
         -----------

         The undersigned, a Notary Public, do hereby certify that Sharon R. Brown personally appeared before me this day and acknowledged that he/she is Asst. Secretary of High Street Banking Company, a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its E.V. President, sealed with its corporate seal and attested by him/herself as Asst. Secretary.

         WITNESS my hand and Notarial Seal, this 12th day of April, 2000.

                                             /s/
                                             --------------------------------
                                             Notary Public (SEAL)

Official Seal
My Commission Expires 2-24-03
                      -------

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